                                                              EXHIBIT 99.906CERT

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:     /s/ David G. Booth
        ---------------------------------
        David G. Booth
        Principal Executive Officer
        Dimensional Investment Group Inc.

Date:  August 6, 2004


By:     /s/ Michael T. Scardina
        ---------------------------------
        Michael T. Scardina
        Principal Accounting Officer
        Dimensional Investment Group Inc.

Date:  August 6, 2004